Certificate                                                Number of Preferred
Number:___                                                 Securities:_________

CUSIP No.: ____________

                        Convertible Preferred Securities

                                       of

                           CalEnergy Capital Trust [ ]


                      __% Convertible Preferred Securities
        (liquidation preference $50 per Convertible Preferred Security)


         CalEnergy Capital Trust [ ], a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated the 6 1/2% Convertible Preferred Securities (liquidation preference $50 per Convertible Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of __________, 1997, as the same may be amended from time to time (the "Declaration"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Declaration. Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Preferred Securities Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Reference is hereby made to select provisions of the Preferred Securities set forth on the reverse hereof, which select provisions shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Debentures.

         Unless the Property Trustee's Certificate of Authentication hereon has been properly executed, these Preferred Securities shall not be entitled to any benefit under the Declaration or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Trust has executed this certificate this __th day of _________, 1997.


                                            CALENERGY CAPITAL TRUST [ ]


                                            By:
                                               --------------------------------
                                               Name:  Steven A. McArthur
                                               Title: Regular Trustee



                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Declaration.

Dated: ___________,1997


                                            THE BANK OF NEW YORK,
                                            as Property Trustee


                                            By:
                                               --------------------------------
                                                     Authorized Signatory

                              REVERSE OF SECURITY

         Distributions payable on each Preferred Security will be fixed at a rate per annum of ___% (the "Coupon Rate") of the stated liquidation preference of $50 per Preferred Security, such rate being the rate of interest payable on the Debentures to be held by the Property Trustee. Distributions in arrears for more than one quarter will bear interest thereon compounded quarterly at the Coupon Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor. The amount of Distributions payable for any period will be computed for any full quarterly Distribution period on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full quarterly Distribution period for which Distributions are computed, Distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Except as otherwise described below, distributions on the Preferred Securities will be cumulative, will accrue from ____________, 1997 or from the most recent distribution date to which interest has been paid or duly provided for and will be payable quarterly in arrears, on March 1, June 1, September 1 and December 1 of each year, commencing on __________, 1997, to Holders of record fifteen (15) days prior to such payment dates, which payment dates shall correspond to the interest payment dates on the Debentures. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period from time to time on the Debentures for successive periods not exceeding 20 consecutive quarters (each an "Extension Period") during which Extension Periods no interest shall be due and payable on the Debentures; provided, that no Extension Period shall extend beyond the date of maturity of the Debentures, as then in effect, or any earlier redemption date. As a consequence of such extension, Distributions will also be deferred. Despite such extension, quarterly Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Coupon Rate compounded quarterly during the Extension Periods. Prior to the termination of any Extension Period, the Debenture Issuer may elect to continue to defer payments of interest for another consecutive Extension Period; provided, that any such continued Extension Period, together with all such previous and consecutive Extension Periods, may not exceed 20 consecutive quarters. Payments of accrued Distributions will be payable to Holders as they appear on the books and records of the Trust on the first record date after the end of the Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the above requirements.

         The Preferred Securities shall be redeemable as provided in the Declaration.

         The Preferred Securities shall be convertible into shares of Common Stock of CalEnergy Company, Inc., through (i) the exchange of Preferred Securities for a portion of the Debentures and (ii) the immediate conversion of such Debentures into Common Stock of CalEnergy Company, Inc., in the manner and according to the terms set forth in the Declaration.

                               CONVERSION REQUEST

To:  THE BANK OF NEW YORK,
       as Property Trustee of
       CalEnergy Capital Trust VI


         The undersigned owner of these Preferred Securities hereby irrevocably exercises the option to convert these Preferred Securities, or the portion below designated, into Common Stock of CALENERGY COMPANY, INC. (the "CalEnergy Common Stock") in accordance with the terms of the Amended and Restated Declaration of Trust (the "Declaration"), dated as of ____________, 1997, by Steven A. McArthur, Craig Hammett and Gregory Abel as Regular Trustees, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee, CalEnergy Company, Inc., as Sponsor, and by the Holders, from time to time, of undivided beneficial interests in the Trust to be issued pursuant to the Declaration. Pursuant to the aforementioned exercise of the option to convert these Preferred Securities, the undersigned hereby directs the Conversion Agent (as that term is defined in the Declaration) to (i) exchange such Preferred Securities for a portion of the Debentures (as that term is defined in the Declaration) held by the Trust (at the rate of exchange specified in the terms of the Preferred Securities set forth as Annex I to the Declaration) and (ii) immediately convert such Debentures on behalf of the undersigned, into CalEnergy Common Stock (at the conversion rate specified in the terms of the Preferred Securities set forth as Annex I to the Declaration).

         The undersigned does also hereby direct the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated: ______________

         in whole __                        in part __

                                            Number of Preferred Securities to
                                            be converted: ___________________


                                            If a name or names other than the
                                            undersigned, please indicate in the
                                            spaces below the name or names in
                                            which the shares of CalEnergy
                                            Common Stock are to be issued,
                                            along with the address or addresses
                                            of such person or persons

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------


                                            -----------------------------------
                                            Signature (for conversion only)

                                            Please Print or Typewrite Name and
                                            Address, Including Zip Code, and
                                            Social Security or Other Identify-
                                            ing Number

                                            -----------------------------------

                                            -----------------------------------

                                            -----------------------------------
                                            Signature Guarantee:*
                                                                 --------------

--------------
* (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                   (Insert address and zip code of assignee)

and irrevocably appoints

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Dated:
      ----------------------------
Signature:
          ------------------------

(Sign exactly as your name appears on the other side of this Preferred Security
                                 Certificate)

Signature Guarantee:**
                      ---------------------------------------------------------

--------------
** (Signature must be guaranteed by an "eligible guarantor institution" that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents
         Medallion Program ("STAMP") or such other "signature guarantee program"
        as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                   SCHEDULE A

         The original number of Preferred Securities represented by this Global Preferred Security shall be _________. The following increases or decreases in the number of Preferred Securities represented by this Global Preferred Security have been made:

Date of                                 Amount of              Number of Securities     Signature of
increase/     Amount of increase in     decrease in number     following such           authorized
decrease      number of Securities      of Securities          increase/decrease        officer of Trustee
--------      --------------------      -------------          -----------------        ------------------





                                      A-1